UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2006

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware                                                                001-13835                          39-1661164
(State or Other Jurisdiction                (Commission file Number)            (IRS Employer
                 of Incorporation)                                                                                  Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60061
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2006, in connection with the approval of the employment of Ellen R. Hoffing as the Registrant’s CEO and President, the Registrant’s Board of Directors and Ellen R. Hoffing agreed to the terms of her employment. The Registrant expects the parties to enter into a definitive employment agreement by the end of the third quarter of 2006.

Ms. Hoffing will receive a base salary of $300,000 per annum plus a bonus of up to 40% of her base salary, as determined by the compensation committee of the Registrant’s board of directors. Ms. Hoffing’s base salary and bonus will be pro-rated for the remainder of 2006 and are subject to annual review by the compensation committee.

Ms. Hoffing will be granted a stock option to purchase 6 million shares of the Registrant’s common stock at an exercise price equal to the closing price of the Registrant’s common stock on the over-the-counter market on the date of grant (which will be the date on which Ms. Hoffing and the Registrant’s Board of Directors agreed to the terms of her employment). The option will vest as to 1,000,000 shares of common stock on the sixth month anniversary of the grant, and then will vest as to an additional 166,667 shares for each month thereafter until the option is vested in full (which will be on the third anniversary of the date of grant).

Ms. Hoffing will also receive a grant of 400,000 shares of restricted stock, which will vest as to 133,334 shares on the first anniversary of the date of grant and 133,333 shares on the second and third anniversary.

In the event that the Registrant terminates Ms. Hoffing’s employment for cause or Ms. Hoffing terminates her employment without good reason, she will not receive any severance. In the event that the Registrant terminates Ms. Hoffing’s employment without cause, she will be entitled to a severance payment of 12 months’ salary and benefits and accelerated vesting of her options and restricted stock.

If Ms. Hoffing’s employment is terminated in connection with a change in control of the Registrant, she will be entitled to a lump sum payment equal to one year of her base salary and accelerated vesting of her options and restricted stock.

The initial term of Ms. Hoffing’s employment agreement will be one year.

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 29, 2006, the Registrant’s Board of Directors approved the employment of Ellen R. Hoffing as the Registrant’s President and CEO. In addition, Ms. Hoffing was appointed by the Board of Directors to serve as a member of the Board of Directors, to fill the vacancy created when John F. DeBernardis, Ph.D. gave notice at the same meeting that he was resigning from the Board and as President of the Company, effectively immediately. Dr. Debernardis previously gave notice to the Board on July 14, 2006 that he was resigning as Chief Executive Officer, effective upon hiring a new CEO to replace him. Ms. Hoffing’s appointment as CEO and President will be effective as August 29, 2006 and her employment will begin in September 2006.

The Registrant expects the parties to enter into a definitive employment agreement by the end of the third quarter of 2006.

Ms. Hoffing is an accomplished healthcare executive with a broad range of leadership experience in the following arease: strategic planning, global operations, marketing, finance and business development. In 2005, Ms. Hoffing was Vice President, Strategic Planning at American Pharmaceutical Partners, a publicly traded specialty pharmaceutical company focused on injectable oncology, anti-infective and critical care products. From 2002 to 2005, Ms. Hoffing was Vice President, Renal Pharmaceuticals at Baxter Healthcare, a New York Stock Exchange listed company. From 2001 to 2002, she was Vice President, Strategy and Acquisitions, at Merisant (the maker of Equal®) and from 2000 to 2001, Ms. Hoffing was a strategy and management consultant to healthcare focused companies. Prior to 2000, Ms. Hoffing took on roles of increasing responsibility in her 17 years at the Searle division of Monsanto, which culminated in her position as Vice President, Global Analytics.

Dr. DeBernardis, who has been with the Registrant since August 1993, and has served as the Registrant’s President and Chief Executive Officer since October 2004, will remain with the Company as a senior advisor to Ms. Hoffing and will focus on the development of therapeutics to treat AD with Dr. Peter Davies, the Company’s founding scientist.

A copy of the Registrant’s press release regarding the appointment of Ms. Hoffing as CEO, President and director is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated August 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of August 2006.
APPLIED NEUROSOLUTIONS, INC.

By:  /s/    David Ellison
Name: David Ellison
Title:  Chief Financial Officer

Applied NeuroSolutions Appoints Ellen Hoffing as President and CEO

Former Searle, Baxter and American Pharmaceutical Partners Senior Healthcare Executive Hired to Lead the Company

Vernon Hills, IL August 29, 2006 - Applied NeuroSolutions, Inc. (OTC BB:APNS, www.appliedneurosolutions.com), a biopharmaceutical company developing novel therapeutic targets for the treatment of, and diagnostics for the detection of, Alzheimer’s disease (AD), today announced the appointment of former Baxter Healthcare Corporation (NYSE:BAX) and American Pharmaceutical Partners (now called Abraxis BioScience NasdaqGS:ABBI) executive Ellen R. Hoffing as its President and CEO and a member of its Board of Directors, replacing John DeBernardis, Ph.D. who announced his intent to step down as CEO on July 19, 2006.

Ms. Hoffing is an accomplished healthcare executive with a broad range of leadership experience in the following areas: strategic planning, global operations, marketing, finance and business development. Prior to her tenure at American Pharmaceutical Partners, where she was Vice President, Strategic Planning, Ms. Hoffing served as Vice President, Renal Pharmaceuticals at Baxter Healthcare. In her 17 years at the Searle division of Monsanto, Ms. Hoffing took on roles of increasing responsibility, including Vice President, Global Analytics, where she was a key contributor in the market preparation and global launch of blockbuster drugs such as Celebrex®.

Although Dr. DeBernardis is stepping down as President, CEO and a member of the board he will remain with the Company as a senior advisor to Ms. Hoffing and will focus on the development of therapeutics to treat AD with Dr. Peter Davies, the Company’s founding scientist.

Commenting on the appointment, Robert S. Vaters, APNS Chairman of the Board said, “We are pleased to welcome Ellen to APNS and are confident that she has the skill set to lead APNS through our next stage of development. Her strong background in commercializing major pharma and healthcare products from the pre-clinical stage to global launch should be extremely valuable as we pursue significant licensing and partnership arrangements.”

In reaction to her new role Ellen added “It is a thrilling time to be joining the company as it is well positioned to make important contributions to address the needs of Alzheimer’s patients and their families. I look forward to helping maximize the potential of APNS’s unique technology in this large and growing market.”

About Applied NeuroSolutions

Applied NeuroSolutions, Inc. (OTC BB: APNS) is developing novel therapeutic targets for the treatment of, and diagnostics for the detection of, Alzheimer's disease. The company’s technology is based on discoveries originating from the Albert Einstein College of Medicine. Applied NeuroSolutions has developed a cerebrospinal fluid (CSF) test to detect early-stage Alzheimer's disease with an 85%-95% accuracy in more than 3,500 patient samples. There are approximately 2 million new patients annually worldwide who are candidates for an AD CSF diagnostic test, according to the research firm Datamonitor. The company is also developing a blood serum-based screening test, as well as novel therapeutic targets for treatment of AD. Alzheimer's disease currently afflicts over 4 million Americans, and the market for AD therapy is expected to grow to 21 million patients by 2010 in the seven major pharmaceutical markets (USA, France, Germany, Italy, Spain, U.K. and Japan) according to BioPortfolio, Ltd. There is currently no FDA-approved diagnostic test to detect Alzheimer's disease. For more information, visit www.appliedneurosolutions.com.

Contact:
Applied NeuroSolutions, Inc.
David Ellison, CFO, 847-573-8000

This press release contains forward-looking statements. Applied NeuroSolutions wishes to caution the readers of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, the risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, potential competitive offerings, and access to capital. For further information, please visit the company's website at www.appliedneurosolutions.com, and review the company's filings with the Securities and Exchange Commission.

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